UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
PPL Capital Funding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-2926644

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Ninth Street, Allentown, Pennsylvania	18101-1179

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

2007 Series A Junior Subordinated Notes due 2067	New York Stock Exchange, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-132574-02 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the 2007 Series A Junior Subordinated Notes due 2067, of PPL Capital Funding, Inc. (the “Registrant”) to be registered hereunder (the “Notes”), reference is made to the information set forth under the caption “Description of the Notes” in the Prospectus Supplement dated March 16, 2007 (the “Prospectus Supplement”) to the Prospectus (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Registrant’s registration statement on Form S-3 originally filed on March 20, 2006, as amended by Post-Effective Amendment No. 1 filed on March 9, 2007 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-132574-02), which information is incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description
4.1	Subordinated Indenture, dated as of March 1, 2007, by PPL Capital Funding, Inc., PPL Corporation and The Bank of New York, as Trustee (Exhibit 4(a) to PPL Corporation Form 8-K dated March 20, 2007).

4.2	Supplemental Indenture No. 1, dated as of March 1, 2007, to said Indenture, establishing the Notes (Exhibit 4(b) to PPL Corporation Form 8-K dated March 20, 2007).

4.3	Officer’s Certificate establishing the form and certain terms of the Notes (Exhibit 4(c) to PPL Corporation Form 8-K dated March 20, 2007).

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 20, 2007	PPL CAPITAL FUNDING INC.
	By:	/s/ James E. Abel
		Name:	James E. Abel
		Title:	Treasurer